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                                                                   EXHIBIT 10.12


                                   OPTION AGREEMENT


    Option Agreement effective as of January 29, 1997 between PC411, Inc., a Delaware corporation (the "Company"), and Direct Assist Holding Inc., a Delaware corporation (the "Optionee").


                                 W I T N E S S E T H:

    WHEREAS, the Company and the Optionee are parties to a Preferred Stock Purchase Agreement dated as of May 10, 1995, pursuant to which the Optionee purchased from the Company and the Company sold and issued to the Optionee 1,820 shares of Cumulative Convertible Preferred Stock, Series A, par value $.01 per share (the "Preferred Shares"), of the Company, at a purchase price of $550 per share;

    WHEREAS, the Company and New Valley Corporation, the parent of the Optionee ("New Valley"), entered into a certain Loan and Security Agreement dated as of June 27, 1996, as amended, pursuant to which New Valley has agreed to extend credit to the Company in an aggregate principal amount not to exceed $750,000 (the "Loan Facility"); and

    WHEREAS, in consideration of the Optionee's investment in the Company through the purchase of the Preferred Shares and the Loan Facility, the Company, among other things, desires to grant to the Optionee irrevocable options (the "OPTIONS") to acquire 500,000 shares (after giving effect to the contemplated 172.7336-for-1 stock split) of the Company's common stock, par value $.01 per share (the "Common Stock"), upon the terms and subject to the conditions set forth herein.

    NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

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    1.   DEFINITIONS.

         As used herein, the following terms have the following meanings:

         (a)  "Board" shall mean the Board of Directors of the Company.

         (b)  "Commission" shall mean the Securities and Exchange Commission.

         (c)  "Common Stock" has the meaning set forth in the recitals.

         (d)  "Company" has the meaning set forth in the preamble.

         (e) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

         (f)  "Exercise Price" has the meaning set forth in Section 2.

         (g) "Fair Market Value" per share of Common Stock as of a particular date shall mean (i) if the shares of Common Stock are then listed on a national securities exchange, the closing sales price per share of Common Stock on the national securities exchange on which the Common Stock is principally traded for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the closing bid price for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or trade in an over-the-counter market, such value as the Board, in its sole discretion, shall determine.

         (h) "IPO" means the first firm commitment underwritten public offering of securities of the Company pursuant to a registration statement filed by the Company under the Securities Act.

         (i)  "Loan Facility" has the meaning set forth in the recitals.

         (j)  "New Valley" has the meaning set forth in the recitals.

         (k)  "Options" has the meaning set forth in the recitals.

         (l)  "Optionee" has the meaning set forth in the preamble.

         (m) "Securities Act" shall mean that Securities Act of 1933, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

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         (n)  "Shares" shall mean the shares of Common Stock issuable upon exercise of the Options.

         (o)  "Termination Date" has the meaning set forth in Section 2.


    2.   TERMS AND CONDITIONS OF OPTIONS.

         (a) NUMBER OF SHARES. The Company hereby grants the Options to the Optionee to acquire 500,000 shares of Common Stock upon payment of the Exercise Price.

         (b) EXERCISE PRICE. The Exercise Price per Share shall be equal to 105% of the IPO price per share of Common Stock. The Exercise Price shall be subject to adjustment as provided in Section 3 hereof.

         (c) MEDIUM AND TIME OF PAYMENT. The Exercise Price shall be paid in full, at the time of exercise, in cash or by delivery by Optionee to the Company of shares of Common Stock then owned by Optionee having a Fair Market Value equal to such Exercise Price, or in a combination of cash and Common Stock. In the event of any exercise of the Options, the certificate(s) for the Shares so purchased, registered in the name of the person entitled to receive the same, shall be delivered to the Optionee within a reasonable time, not exceeding ten business days, after the Options or any portion thereof are exercised. The person in whose name any certificate(s) for Shares are issued upon any exercise of the Options shall for all purposes be deemed to have become the holder of record of such Shares on the date on which the Options or any portion thereof were exercised and payment of the Exercise Price made, irrespective of the date of delivery of such certificate(s), except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such Shares at the close of business on the next succeeding date on which the stock transfer books are open.

         (d) WRITTEN NOTICE OF EXERCISE. The Options shall become exerciseable upon consummation of an IPO by delivering to the Secretary of the Company, at its principal office, a written notice of exercise which shall specify the number of Shares for which the Options are being exercised and shall be accompanied by payment of the full Exercise Price of such Shares.

         (e) DATE OF GRANT AND EXPIRATION. The Company hereby grants the Options to the Optionee as of January 29, 1997. The Options shall expire at the close of business on March 31, 2007 (the "Termination Date"). In no event shall the Options be exerciseable after the Termination Date.

    3.   EFFECT OF CERTAIN CHANGES.

         (a) In the event of any extraordinary dividend, stock dividend, recapitalization, merger, consolidation, stock split, warrant or rights issuance, or combination or exchange of such shares, or other similar transactions, each of the number of Shares, and the

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Exercise Price, as appropriate, shall be equitably adjusted to reflect such event and preserve the value of such Options; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

         (b) If the Company is merged into or consolidated with any other corporation, or if it sells all or substantially all of its assets to any other corporation, then either the Company shall cause provisions to be made for the continuance of the Options after such event or for the substitution for the Options of an option covering the number and class of securities and/or cash or other property which the Optionee would have been entitled to receive in such merger or consolidation by virtue of such merger, consolidation or sale if the Optionee had been the holder of record of a number of shares of Common Stock of the Company equal to the number of Shares covered by the unexercised Options. In no event, however, shall such Options be exerciseable after the Termination Date.

    4.   INVESTMENT REPRESENTATION AND LEGEND ON CERTIFICATES.

         The Optionee agrees that until such time as a registration statement under the Securities Act becomes effective with respect to the Options and/or the Shares or an exemption from registration thereunder is available for them, the Optionee is taking the Options and will take the Shares for investment and not for resale or distribution. The Company shall have the right to place upon the face of any stock certificate or certificates evidencing Shares such legend as the Board may prescribe for the purpose of preventing disposition of such Shares in violation of the Securities Act.

    5.   EXPENSES.

         The Company shall pay all original issue and transfer taxes with respect to the issuance and transfer of the Options and the Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith.


    6.   TRANSFERABILITY OF OPTIONS.

         Subject to Section 4 hereof, the Options granted hereby shall be transferable at the sole and absolute discretion of the Optionee.

    7.   RIGHTS AS A STOCKHOLDER.

         The Optionee shall have no rights as a stockholder with respect to any Shares until the date of the issuance of a stock certificate to it for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 3 hereof.

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    8.   REGISTRATION RIGHTS.

         The Company hereby agrees that, upon the Optionee's (and/or any transferee's) written request, it will prepare and file a registration statement with respect to the Shares acquired upon the exercise of the Options. The Company further agrees: (i) to the extent permitted by law, to indemnify and hold harmless the Optionee (and/or any transferee) against liabilities in connection with the registration and offering of the Shares, including liabilities arising under the Securities Act, the Exchange Act or any comparable state securities laws; and (ii) to pay all fees and expenses incident to the registration of such Shares, except selling commissions and fees and expenses of counsel and any other professional advisors, if any, to the Optionee (and/or any transferee).

    9.   MISCELLANEOUS.

              (a) All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) the day following dispatch by an overnight courier service (such as Federal Express or UPS, etc.) or (c) five (5) days after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made:

    If to the Company,
      addressed to:          PC411, Inc.
                             9800 S. La Cienega Boulevard
                             Inglewood, California 90301
                             Attn:  President

      with a copy to:        Morse, Zenick, Rose & Lander, LLP
                             450 Park Avenue
                             New York, New York 10022
                             Attn:  Howard Morse, Esq.

    If to the Optionee,
      addressed to:          Direct Assist Holding Inc.
                             100 S.E. Second Street, 32nd Floor
                             Miami, Florida 33131
                             Attn:  President


              (b) Unless the context otherwise requires, words in the singular include the plural, and words in the plural include the singular.

              (c) This Agreement may not be amended or modified or otherwise altered except pursuant to an instrument, in writing, signed by each of the parties.

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              (d)  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              (e) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.


    10.  GOVERNING LAW.

         The Agreement and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware, without regard to principles of conflicts of laws.


                                  PC411, INC.



                                  By:_________________________
                                  Name:
                                  Title:


                                  DIRECT ASSIST HOLDING INC.



                                  By:_________________________
                                  Name:
                                  Title:


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